UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 30, 2007

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	0001260793	56-2356626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Boston Capital Corporation
One Boston Place, Suite 2100
Boston, MA 02108-4406
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (617) 624-8900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 30, 2007, the board of directors of Boston Capital Real Estate Investment Trust, Inc. (the “Company”), upon the recommendation of the compensation committee, approved an increase in the annual retainer paid by the Company to its independent directors from $50,000 per annum to $75,000 per annum.  Such increase was approved retroactive to September 1, 2006.

The retroactive increase in the annual retainer paid by the Company to its independent directors has caused an adjustment to the total compensation earned by the Company’s independent directors for the fiscal year ended December 31, 2006 as disclosed under the caption “Compensation of Directors and Executive Officers” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 17, 2007.  The total compensation earned in fiscal 2006 by the Company’s independent directors is as follows:  (i) Philip S. Cottone:  $69,333, (ii) Kevin C. Phelan:  $69,333, and (iii) Nicholas L. Iacuzio:  $77,833.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2007	BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

	By:	/s/ Marc N. Teal
Name: Marc N. Teal
Title: Chief Financial Officer